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                                                                     EXHIBIT 3.3
                           CERTIFICATE OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION OF

                            FIN SPORTS U.S.A., INC.

     We, the undersigned, Duane S. Jenson, President, and Sheryl Ross, Secretary, of Fin Sports U.S.A., Inc. a Nevada corporation the ("Corporation"), do hereby certify:

                                      I.

     The name of the Corporation is Fin Sports U.S.A., Inc.

                                      II.

     The following amendments to the Articles of Incorporation of the Corporation were adopted by the written consent of the stockholders of the Corporation owing in excess of a majority of the outstanding voting securities of the Corporation on September 17, 1993, and September 25, 1995, respectively, following the resolutions of the Board of Directors adopting, ratifying and approving these amendments:

     First:  Article IV shall be amended as follows, to-wit:

                                     III.

                                  ARTICLE IV.

     The Corporation is authorized to issue 50,000,000 common shares, all of which shall have a par value of $0.001 per share. Each share shall have equal rights as to voting and in the event of dissolution or liquidation.

     Second: The 2,800 outstanding shares of the Corporation are forward split on a basis of 2,500 for 1, increasing the presently outstanding shares from 2,800 shares to 7,000,000 shares.

                                      IV.

     The number of shares entitled to vote on the amendments was 2,800.

                                      V.

     The number of shares voted in favor of the amendments was 2,800 by the written consent given on September 17, 1993, and 2,195 by the written consent given on September 25, 1995, with none opposing and none abstaining.
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                         /S/ DUANE S. JENSON, PRES
                         Duane S. Jenson, President

                         /S/ SHERYL ROSS
                         Sheryl Ross, Secretary

STATE OF UTAH        )
                     :  ss
COUNTY OF SALT LAKE  )

     On the 25 day of September, 1995, personally appeared before me, a Notary Public, Duane S. Jenson, who acknowledged that he is the Secretary of the Corporation, and that he is authorized to and did execute the above instrument.

                         /S/ SHERYL ROSS
                         NOTARY PUBLIC

     (Notary Seal)

STATE OF UTAH       )
                    :  ss
COUNTY OF SALT LAKE )

     On the 25 day of September, 1995, personally appeared before me, a Notary Public, Sheryl Ross, who acknowledged that he is the President of the Corporation, and that he is authorized to and did execute the above instrument.

                         /S/ DONNA J. GEORGE
                         NOTARY PUBLIC

     (Notary Seal)

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